SUB-ITEM 77Q1(E)

                                 AMENDMENT NO. 1

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of February 28, 2007, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated March 31, 2006, between A I M Advisors, Inc. and INVESCO Asset Management Limited.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to rename the AIM International Bond Fund to AIM International Total Return Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

                                      FUND

          AIM International Total Return Fund"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

Date: February 28, 2007

A I M ADVISORS, INC.                    INVESCO ASSET MANAGEMENT LIMITED.


By: \s\ Philip A. Taylor                By: \s\ Graeme Proudfoot
    ---------------------------------       ------------------------------------
     Philip A. Taylor                   Name: Graeme Proudfoot
     President                          Title: Director


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